As filed with the Securities and Exchange Commission on October 9, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0344657
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10368 West Centennial Road

Littleton, CO 80127

(Address of Principal Executive Offices)

CPI Card Group Inc. Omnibus Incentive Plan

CPI Holdings I, Inc. Amended and Restated 2007 Stock Option Plan

(Full Title of the Plan)

David Brush

Chief Financial Officer

CPI Card Group Inc.

10368 West Centennial Road

Littleton, CO 80127

(Name and Address of Agent for Service)

(303) 973-9311

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Arlene K. Lim, Esq.

Winston & Strawn LLP

35 W. Wacker Dr.

Chicago, IL 60601

(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer	☐	Non-accelerated filer	☒
Accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share
Omnibus Plan	4,000,000	$10.00	(2)	$40,000,000	$4,028.00
Option Plan	528,000	$0.01	(3)	$5,280	$0.53
TOTAL:	4,528,000			$40,005,280	$4,028.53
(1)

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) to register 4,000,000 shares of common stock that may be issued under the CPI Card Group Inc. Omnibus Incentive Plan (the “Omnibus Plan”) and 528,000 shares of common stock that may be issued pursuant to outstanding stock options under the CPI Holdings I, Inc. Amended and Restated 2007 Stock Option Plan (the “Option Plan,” and collectively with the Omnibus Plan, the “Plans”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share, which may be issued pursuant to the Plans to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

Estimated, in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, and based upon the initial public offering price of $10.00 per share as set forth on the cover of the Registrant’s Prospectus, dated October 8, 2015, relating to its initial public offering.

(3)

Estimated, in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act, solely for the purpose of calculating the registration fee, and based upon the weighted average exercise price per share for outstanding stock options under the Option Plan ($0.0003), rounded up to the nearest cent.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We shall send or give to each participant in the Plans the document(s) containing the information specified in Part I of Form S-8 as specified by Rule 428(b)(1) of the Securities Act. In accordance with the rules and regulations of the SEC, such documents are not being filed with or included in this Registration Statement. These documents, and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed by CPI Card Group Inc. (the “Registrant”) with the SEC are hereby incorporated by reference in this Registration Statement:

(1)

the Registrant’s Prospectus, dated October 8, 2015 and filed with the SEC on October 9, 2015, pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-206218); and

(2)

the description of the Registrant’s common stock, par value $0.001 per share, contained in its Registration Statement on Form 8-A filed with the SEC on October 5, 2015 pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

In addition, as permitted by Section 145 of the DGCL, the bylaws of the Registrant provide that:

•

The Registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

Indemnification Agreements; Directors and Officers Liability Insurance

The Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of CPI Card Group Inc. (filed herewith).

4.2	Second Amended and Restated Bylaws of CPI Card Group Inc. (filed herewith).

4.3	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, file number 333-206218).

4.4	CPI Card Group Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, file number 333-206218).

4.5	CPI Holdings I, Inc. Amended and Restated 2007 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, file number 333-206218).

5.1	Opinion of Winston & Strawn LLP (filed herewith).

15.1	Lattimore, Black, Morgan & Cain, P.C. letter re unaudited interim financial information (filed herewith).

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP (filed herewith).

23.3	Consent of KPMG LLP (filed herewith).

23.4	Consent of Lattimore, Black, Morgan & Cain, P.C. (filed herewith).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

1.              The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act.

(a)(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CPI Card Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Colorado, on this 9th day of October, 2015.

CPI CARD GROUP INC.

By:	/s/ Steven Montross
Steven Montross
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Steven Montross his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Montross	President and Chief Executive Officer	October 9, 2015
Steven Montross	(Principal Executive Officer)

/s/ David Brush	Chief Financial Officer	October 9, 2015
David Brush	(Principal Financial Officer)

/s/ Jerry Dreiling	Vice President and Chief Accounting Officer	October 9, 2015
Jerry Dreiling	(Principal Accounting Officer)

/s/ Bradley Seaman	Chairman of the Board	October 9, 2015
Bradley Seaman

/s/ Nicholas Peters	Director	October 9, 2015
Nicholas Peters

/s/ Robert Pearce	Director	October 9, 2015
Robert Pearce

/s/ David Rowntree	Director	October 9, 2015
David Rowntree

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of CPI Card Group Inc. (filed herewith).

4.2	Second Amended and Restated Bylaws of CPI Card Group Inc. (filed herewith).

4.3	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, file number 333-206218).

4.4	CPI Card Group Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, file number 333-206218).

4.5	CPI Holdings I, Inc. Amended and Restated 2007 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, file number 333-206218).

5.1	Opinion of Winston & Strawn LLP (filed herewith).

15.1	Lattimore, Black, Morgan & Cain, P.C. letter re unaudited interim financial information (filed herewith).

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP (filed herewith).

23.3	Consent of KPMG LLP (filed herewith).

23.4	Consent of Lattimore, Black, Morgan & Cain, P.C. (filed herewith).

24.1	Power of Attorney (included on the signature page of this Registration Statement).